SECURITIES AND EXCHANGE COMMISSION

                                 WASHINGTON, DC
                                     20549


                    ________________________________________

                                    FORM 8-K
                    ________________________________________

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                       Date of Report: December 31, 1996
                       (Date of earliest event reported)


                         INSIGNIA FINANCIAL GROUP, INC.
             (Exact name of registrant as specified in its charter)


              DELAWARE                    0-19066                  13-3591193
   (State or other jurisdiction of     (Commission            (I.R.S. Employer
   incorporation or organization)      File Number)              Identification
                                                                    Number)


                          One Insignia Financial Plaza
                              Post Office Box 1089
                        Greenville, South Carolina 29602
                    (Address of Principal Executive Office)


       Registrant's telephone number, including area code: (864) 239-1000


                     ______________________________________









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Item 5.  Other Events


On December 31, 1996, a 25% owned affiliate of Insignia Financial Group, Inc. ("Insignia" or the "Company"), successfully completed the acquisition of 25 multi-family properties. The affiliate ("Southwest Associates") is a joint venture with Blackstone Real Estate Advisors, a New York based investment banking group. Southwest Associates entered into a Purchase Agreement with GSSW Limited Partnership and GSSW-REO Ownership Corporation to acquire assets known as the GSSW Portfolio, which were formerly owned by a joint venture between Great Southern Life Insurance Company and Southwestern Life Insurance Company. Insignia owns 25% of Southwest Associates. The total consideration paid by Southwest Associates for the GSSW Portfolio was approximately $109 million.

Affiliates of Insignia, in addition to being a general partner in the acquiring entity, became the property manager for the properties effective January 1, 1997. The addition of approximately 6,000 units is expected to add $1.0 million in management fee revenues.

Item 7.  Financial Statement and Exhibits

         (c)     Exhibits

    Exhibit No.

     99.1                  Press Release to be issued January 15, 1997






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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    INSIGNIA FINANCIAL GROUP, INC.



                                    By:     /s/ John K. Lines
                                    -------------------------
                                            John K. Lines
                                            General Counsel

Date:  January 15, 1997